www.valaris.com	Press Release

Valaris Reports Third Quarter 2021 Results

Outstanding Operational Performance – 99% Revenue Efficiency in the Third Quarter and Year to Date
Contracting Success – Approximately $330 Million of Contract Backlog Added Since Reporting Second Quarter Results and More Than $2.1 Billion Added Year to Date
VALARIS DS-9 Awarded Two-Year Contract and VALARIS DS-4 Awarded 548-Day Contract
Two Rigs Recently Equipped with Emissions Reductions Systems

Hamilton, Bermuda, November 1, 2021 … Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported third quarter 2021 results.

Interim President and Chief Executive Officer Anton Dibowitz said, “Valaris' best in class team continues to deliver at a high level for our customers, as demonstrated by achieving 99% revenue efficiency during the third quarter and year to date. This performance, combined with a high quality fleet and deep customer relationships, has enabled us to continue translating our operational leverage into meaningful backlog additions. We have added approximately $330 million of backlog in the past three months and more than $2.1 billion year to date, including recent contract wins for VALARIS DS-4 offshore Brazil as well as DS-9 and DS-10 offshore West Africa, enhancing our presence in these important deepwater markets. Over the past several months, we have secured term backlog on four preservation stacked drillships, highlighting our customers' confidence in our operational capabilities.”

Dibowitz added, “As a part of the value chain that delivers affordable energy, we recognize the importance of delivering that energy responsibly. In our business, emissions from our drilling rigs currently represent the largest contributor of atmospheric CO2 and are therefore the target of our near-term sustainability effort. While we are early on that journey, we have made great strides. For example, jackup VALARIS 123 is being upgraded with a selective catalytic reduction system that, when in operation, is designed to eliminate almost all NOX and SOX emissions from the rig, and drillship VALARIS DS-12 recently became the first vessel in the world to receive the ABS Enhanced Electrical System Notation EHS-E. This system is designed to optimize powerplant performance, enabling operations on fewer generators and thereby reducing emissions.”

Dibowitz concluded, “The market environment for offshore drilling has improved meaningfully in 2021, helped by a strong rebound in demand for hydrocarbons and constructive commodity prices. We have taken advantage of improving market conditions by winning an outsized share of contracts and rig years awarded, providing a platform for increased earnings in 2022 and beyond. Valaris is well-positioned to benefit from the opportunities we see in the market today, and we will continue to take a disciplined approach to capital allocation, with a focus on maximizing earnings and driving free cash flow as the market continues to recover.”

Fresh Start Accounting

Valaris emerged from Chapter 11 bankruptcy protection on April 30, 2021 (the "Effective Date"). Upon emergence, Valaris applied fresh start accounting which resulted in Valaris becoming a new reporting entity for accounting and financial reporting. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes prior to that date. As required by GAAP, results for the second quarter must be presented separately for the predecessor period from April 1, 2021, through April 30, 2021 (the "Predecessor" period) and the successor period from May 1, 2021, through June 30, 2021 (the "Successor" period). However, the Company has combined certain results of the Predecessor and Successor periods ("Combined" results) as non-GAAP measures to compare the third quarter and combined second quarter since we believe it provides the most meaningful basis to analyze our results. The Predecessor and Successor results for the second quarter are more fully discussed in our quarterly report on Form 10-Q for the period ended June 30, 2021 filed with the SEC on August 3, 2021.

Third Quarter Highlights

Revenues increased to $327 million in the third quarter 2021 from $293 million in the Combined second quarter. Excluding reimbursable items, revenues increased to $293 million in the third quarter from $261 in the Combined second quarter primarily due to higher utilization for the floater fleet as VALARIS DS-12 started a new contract early in the third quarter, and VALARIS DS-15 and MS-1 had a full quarter of revenues after commencing contracts in the latter part of the second quarter.

Contract drilling expense increased to $274 million in the third quarter 2021 from $254 million in the Combined second quarter 2021. Excluding reimbursable items, contract drilling expense increased to $255 million in the third quarter from $236 million in the Combined second quarter primarily due to more operating days for the floater fleet. This was partially offset by rig reactivation costs, which declined to $19 million in the third quarter from $24 million in the Combined second quarter.

Depreciation expense declined to $24 million in the third quarter 2021 from $54 million in the Combined second quarter due to a full quarter impact of fresh start accounting adjustments, which significantly reduced the carrying value of property and equipment on the balance sheet. General and administrative expense increased to $27 million in the third quarter 2021 from $19 million in the Combined second quarter primarily due to severance costs related to the departure of three senior executives during the third quarter.

Tax expense was $53 million in the third quarter 2021 compared to a tax benefit of less than $1 million in the Combined second quarter 2021. The third quarter tax provision included $39 million of discrete tax expense primarily related to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. The Combined second quarter tax provision included $12 million of discrete tax benefit primarily related to fresh start accounting adjustments. Adjusted for discrete items, tax expense of $14 million in the third quarter compared to tax expense of $12 million in the Combined second quarter.

Adjusted EBITDA of $30 million in the third quarter 2021 compared to $17 million in the Combined second quarter. Adjusted EBITDAR of $50 million in the third quarter 2021 compared to $41 million in the Combined second quarter.

Segment Highlights

Floaters

Floater revenues increased to $104 million in the third quarter 2021 from $68 million in the Combined second quarter. Excluding reimbursable items, revenues increased to $94 million in the third quarter from $62 million in the Combined second quarter primarily due to higher utilization as VALARIS DS-12 started a new contract early in the third quarter, and VALARIS DS-15 and MS-1 had a full quarter of revenues after commencing contracts in the latter part of the second quarter.

Contract drilling expense increased to $91 million in the third quarter 2021 from $67 million in the Combined second quarter 2021. Excluding reimbursable items, contract drilling expense increased to $83 million in the third quarter from $63 million in the Combined second quarter primarily due to more operating days in the third quarter.

Jackups

Jackup revenues of $186 million in the third quarter 2021 were marginally lower than revenues of $188 million in the Combined second quarter. Excluding reimbursable items, revenues of $168 million in the third quarter were marginally higher than revenues of $167 million in the Combined second quarter.

Contract drilling expense declined to $141 million in the third quarter 2021 from $144 million in the Combined second quarter. Excluding reimbursable items, contract drilling expense of $134 million in the third quarter was consistent with the Combined second quarter.

ARO Drilling

Revenues declined to $118 million in the third quarter 2021 from $125 million in the Combined second quarter 2021 primarily due to out of service days for a special periodic survey for one of ARO's owned rigs and VALARIS 22 completing its lease contract with ARO during the third quarter. Contract drilling expense of $94 million in the third quarter was marginally higher than $93 million in the Combined second quarter. EBITDA was $18 million in the third quarter compared to $28 million in the Combined second quarter.

Other

Revenues of $36 million in the third quarter 2021 were marginally lower than $37 million in the Combined second quarter and contract drilling expense of $14 million in the third quarter was in line with the Combined second quarter. EBITDA was $22 million in the third quarter compared to $23 million in the Combined second quarter.

		Third Quarter
	Floaters			Jackups			ARO			Other			Reconciling Items		Consolidated Total
(in millions of $, except %)	Q3 2021	Combined Q2 2021	Chg	Q3 2021	Combined Q2 2021	Chg	Q3 2021	Combined Q2 2021	Chg	Q3 2021	Combined Q2 2021	Chg	Q3 2021	Combined Q2 2021	Q3 2021	Combined Q2 2021	Chg

Revenues	104.3	68.1	53%	186.3	188.3	(1)%	117.7	124.8	(6)%	36.1	36.7	(2)%	(117.7)	(124.8)	326.7	293.1	11%
Operating expenses
Contract drilling	90.9	66.9	36%	140.9	144.3	(2)%	94.4	92.7	2%	14.1	13.9	1%	(66.0)	(63.5)	274.3	254.3	8%
Depreciation	11.4	23.8	(52)%	12.1	25.1	(52)%	16.8	14.6	15%	0.9	4.3	(79)%	(16.8)	(13.7)	24.4	54.1	(55)%
General and admin.	—	—	—%	—	—	—%	5.4	4.3	26%	—	—	—%	21.8	14.8	27.2	19.1	42%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	2.6	6.0	2.6	6.0	(57)%
Operating income (loss)	2.0	(22.6)	109%	33.3	18.9	76%	1.1	13.2	(92)%	21.1	18.5	14%	(54.1)	(56.4)	3.4	(28.4)	112%

As previously announced, Valaris will hold its third quarter 2021 earnings conference call at 9:00 a.m. CDT (10:00 a.m. EDT and 2:00 p.m. London) on Tuesday, November 2, 2021. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements involving expected financial performance; expected utilization, rig commitments and availability, day rates, revenues, operating expenses including expenses related to reorganization items, cash flow, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effects of declines in commodity prices; synergies and expected additional cost savings; effective tax rates; expected work commitments, letters of intent; scheduled delivery dates for rigs; performance of our joint venture with Saudi Aramco; the timing of delivery, mobilization, contract commencement, relocation or other movement of rigs; our intent to sell or scrap rigs; and general market, business and industry conditions, trends and outlook. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the effects of the chapter 11 cases on the Company's business, relationships, comparability of our financial results and ability to access financing sources, the COVID-19 outbreak and global pandemic, the related public health measures implemented by governments worldwide, which may, among other things, impact our ability to staff rigs and rotate crews; cancellation, suspension, renegotiation or termination of drilling contracts and programs, including drilling contracts which grant the customer termination rights if final investment decision (FID) is not received with respect to projects for which the drilling rig is contracted; potential additional asset impairments; our failure to satisfy our debt obligations; our ability to obtain financing, service our debt, fund negative cash flow and capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; actions by regulatory authorities, rating agencies or other third parties; actions by our security holders; availability and terms of any financing; commodity price fluctuations, customer demand, new rig supply, downtime and other risks associated with offshore rig operations; severe weather or hurricanes; changes in worldwide rig supply and demand, competition and technology; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig construction, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and cybersecurity risks and threats. In particular, the unprecedented nature of the current economic downturn, pandemic, and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company's business and financial condition. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:	Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts; unaudited)

	Successor		Predecessor	Combined (Non-GAAP)
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021
OPERATING REVENUES	$326.7	$202.8	$90.3	$293.1

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	274.3	168.7	85.6	254.3
Depreciation	24.4	16.6	37.5	54.1
General and administrative	27.2	12.7	6.4	19.1
Total operating expenses	325.9	198.0	129.5	327.5
EQUITY IN EARNINGS OF ARO	2.6	4.8	1.2	6.0
OPERATING INCOME (LOSS)	3.4	9.6	(38.0)	(28.4)

OTHER INCOME (EXPENSE)
Interest income	9.7	7.8	1.0	8.8
Interest expense, net (Unrecognized contractual interest expense for debt subject to compromise was $32.6 million for the one month ended April 30, 2021)	(11.3)	(8.0)	(1.1)	(9.1)
Reorganization items, net	(6.5)	(4.1)	(3,532.4)	(3,536.5)
Other, net	5.2	5.7	(1.2)	4.5
	(2.9)	1.4	(3,533.7)	(3,532.3)

INCOME (LOSS) BEFORE INCOME TAXES	0.5	11.0	(3,571.7)	(3,560.7)

PROVISION (BENEFIT) FOR INCOME TAXES	53.3	15.1	(15.5)	(0.4)
NET LOSS	(52.8)	(4.1)	(3,556.2)	(3,560.3)

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1.7)	(2.1)	(0.8)	(2.9)

NET LOSS ATTRIBUTABLE TO VALARIS	$(54.5)	$(6.2)	$(3,557.0)	$(3,563.2)

LOSS PER SHARE - BASIC AND DILUTED	$(0.73)	$(0.08)	$(17.81)	n/m
WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	75.0	75.0	199.7	n/m

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts; unaudited)

	Three Months Ended
	Successor	Combined (Non-GAAP) (1)	Predecessor
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

OPERATING REVENUES	$326.7	$293.1	$307.1	$296.5	$285.3

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	274.3	254.3	252.2	304.7	307.2
Loss on impairment	—	—	756.5	—	—
Depreciation	24.4	54.1	122.1	122.4	122.4
General and administrative	27.2	19.1	24.3	26.5	72.1
Total operating expenses	325.9	327.5	1,155.1	453.6	501.7
Other operating income	—	—	—	—	118.1
EQUITY IN EARNINGS (LOSSES) OF ARO	2.6	6.0	1.9	(0.2)	3.9
OPERATING INCOME (LOSS)	3.4	(28.4)	(846.1)	(157.3)	(94.4)

OTHER EXPENSE
Interest income	9.7	8.8	2.6	4.5	4.7
Interest expense, net (Unrecognized contractual interest expense for debt subject to compromise was $32.6 million, $100.3 million, $94.8 million, $45.9 million for the three months ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively)	(11.3)	(9.1)	(1.3)	(1.4)	(59.8)
Reorganization items, net	(6.5)	(3,536.5)	(52.2)	(30.1)	(497.5)
Other, net	5.2	4.5	21.1	1.7	(3.1)
	(2.9)	(3,532.3)	(29.8)	(25.3)	(555.7)

INCOME (LOSS) BEFORE INCOME TAXES	0.5	(3,560.7)	(875.9)	(182.6)	(650.1)

PROVISION (BENEFIT) FOR INCOME TAXES	53.3	(0.4)	31.7	(113.5)	21.9

NET LOSS	(52.8)	(3,560.3)	(907.6)	(69.1)	(672.0)

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1.7)	(2.9)	(2.4)	(1.8)	1.1

NET LOSS ATTRIBUTABLE TO VALARIS	$(54.5)	$(3,563.2)	$(910.0)	$(70.9)	$(670.9)

LOSS PER SHARE - BASIC AND DILUTED	$(0.73)	n/m	$(4.56)	$(0.36)	$(3.36)
WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	75.0	n/m	199.6	199.5	199.4

(1)Represents the combined results of operations for the two-months ended June 30, 2021 and the one-month ended April 30, 2021.

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions; unaudited, except for December 31, 2020)

	Successor		Predecessor
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$620.8	608.8	$291.7	$325.8	$180.4
Restricted cash	33.9	53.1	17.1	11.4	1.2
Accounts receivable, net	455.8	436.1	449.8	449.2	429.7
Other current assets	117.0	119.7	366.4	386.5	453.5
Total current assets	$1,227.5	$1,217.7	$1,125.0	$1,172.9	$1,064.8

PROPERTY AND EQUIPMENT, NET	892.3	897.8	10,083.9	10,960.5	11,082.4

LONG-TERM NOTES RECEIVABLE FROM ARO	241.3	234.3	442.7	442.7	442.7

INVESTMENT IN ARO	87.9	85.4	122.8	120.9	121.1

OTHER ASSETS	153.5	166.5	172.5	176.2	200.2

	$2,602.5	$2,601.7	$11,946.9	$12,873.2	$12,911.2

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$203.0	183.9	$176.8	$176.4	$180.7
Accrued liabilities and other	223.8	212.7	290.6	250.4	207.3
Total current liabilities	$426.8	$396.6	$467.4	$426.8	$388.0

LONG-TERM DEBT	545.1	544.8	—	—	—

OTHER LIABILITIES	591.3	569.8	704.6	762.4	696.9

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE	1,563.2	1,511.2	1,172.0	1,189.2	1,084.9

LIABILITIES SUBJECT TO COMPROMISE	—	—	7,313.7	7,313.7	7,313.7

TOTAL EQUITY	1,039.3	1,090.5	3,461.2	4,370.3	4,512.6

	$2,602.5	$2,601.7	$11,946.9	$12,873.2	$12,911.2

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Successor	Predecessor	Combined (Non-GAAP)	Predecessor
	Five Months Ended September 30, 2021	Four Months Ended April 30, 2021	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
OPERATING ACTIVITIES
Net loss	$(56.9)	$(4,463.8)	$(4,520.7)	$(4,788.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Reorganization items, net	—	3,487.3	3,487.3	447.9
Loss on impairment	—	756.5	756.5	3,646.2
Depreciation expense	41.0	159.6	200.6	418.4
Deferred income tax expense (benefit)	1.2	(18.2)	(17.0)	(103.6)
Accretion of discount on shareholder note	(12.9)	—	(12.9)	—
Equity in losses (earnings) of ARO	(7.4)	(3.1)	(10.5)	7.6
Share-based compensation expense	1.6	4.8	6.4	17.8
Amortization, net	2.8	(4.8)	(2.0)	14.4
Debt discounts and other	0.3	—	0.3	36.8
Debtor in possession financing fees and payments on Backstop Agreement	—	—	—	43.8
Adjustment to gain on bargain purchase	—	—	—	6.3
Gain on debt extinguishment	—	—	—	(3.1)
Other	(6.3)	(4.1)	(10.4)	2.4
Changes in operating assets and liabilities	19.3	68.5	87.8	(131.8)
Contributions to pension plans and other post-retirement benefits	(1.7)	(22.5)	(24.2)	(11.0)
Net cash used in operating activities	(19.0)	(39.8)	(58.8)	(396.4)

INVESTING ACTIVITIES
Additions to property and equipment	(23.7)	(8.7)	(32.4)	(82.9)
Net proceeds from disposition of assets	1.5	30.1	31.6	44.2
Net cash provided by (used in) investing activities	(22.2)	21.4	(0.8)	(38.7)

FINANCING ACTIVITIES
Issuance of first lien notes	—	520.0	520.0	—
Payments to Predecessor creditors	—	(129.9)	(129.9)	—
Borrowings on credit facility	—	—	—	596.0
Debtor in possession financing fees and payments on Backstop Agreement	—	—	—	(43.8)
Repayments of credit facility borrowings	—	—	—	(15.0)
Reduction of long-term borrowings	—	—	—	(9.7)
Purchase of noncontrolling interests	—	—	—	(7.2)
Other	—	(1.4)	(1.4)	(1.9)
Net cash provided by financing activities	—	388.7	388.7	518.4

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.1)	(0.2)	(0.1)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(41.3)	370.2	328.9	83.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	696.0	325.8	325.8	97.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$654.7	$696.0	$654.7	$180.4

VALARIS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended
	Successor	Combined (Non-GAAP) (1)	Predecessor
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
OPERATING ACTIVITIES
Net loss	$(52.8)	$(3,560.3)	$(907.6)	$(69.1)	$(672.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	24.4	54.1	122.1	122.4	122.4
Accretion of discount on shareholder note	(6.9)	(6.0)	—	—	—
Amortization, net	3.1	(.5)	(4.6)	(8.2)	2.2
Equity in losses (earnings) of ARO	(2.6)	(6.0)	(1.9)	.2	(3.9)
Share-based compensation expense	1.6	1.0	3.8	3.6	4.3
Deferred income tax expense (benefit)	.1	(18.0)	.9	(2.1)	5.5
Debt discounts and other	(.1)	.4	—	—	8.0
Debtor in Possession financing fees and payments on Backstop Agreement	—	—	—	(3.8)	43.8
Loss on impairment	—	—	756.5	—	—
Reorganization items, net	—	3,487.3	—	(11.5)	447.9
Other	(3.8)	(7.0)	0.4	4.5	2.0
Changes in operating assets and liabilities	45.0	21.9	20.9	109.8	24.9
Contributions to pension plans and other post-retirement benefits	(1.1)	(0.9)	(22.2)	(1.1)	(0.4)
Net cash provided by (used in) operating activities	6.9	(34.0)	(31.7)	144.7	(15.3)

INVESTING ACTIVITIES
Additions to property and equipment	(15.6)	(10.8)	(6.0)	(10.9)	(15.8)
Net proceeds from disposition of assets	1.3	26.6	3.7	7.6	30.4
Net cash provided by (used in) investing activities	(14.3)	15.8	(2.3)	(3.3)	14.6

FINANCING ACTIVITIES
Issuance of first lien notes	—	520.0	—	—	—
Payments to Predecessor creditors	—	(129.9)	—	—	—
Borrowings on credit facility	—	—	—	—	30.0
Debtor in Possession financing fees and payments on Backstop Agreement	—	—	—	3.8	(43.8)
Purchase of noncontrolling interests	—	—	—	—	(7.2)
Other	—	(1.4)	—	—	—
Net cash provided by (used in) financing activities	—	388.7	—	3.8	(21.0)

Effect of exchange rate changes on cash and cash equivalents	0.2	(0.3)	(0.1)	0.2	0.1

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(7.2)	370.2	(34.1)	145.4	(21.6)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	661.9	291.7	325.8	180.4	202.0
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$654.7	$661.9	$291.7	$325.8	$180.4
(1)Represents the combined results of operations for the two-months ended June 30, 2021 and the one-month ended April 30, 2021.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions, unaudited)

	Three Months Ended
	Successor	Combined (Non-GAAP)	Predecessor
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
REVENUES
Floaters
Drillships	$67.5	$42.6	$81.0	$93.8	$35.4
Semisubmersibles	36.8	25.5	16.3	11.7	21.7
	$104.3	$68.1	$97.3	$105.5	$57.1
Jackups (1)
HD Ultra-Harsh & Harsh Environment	$102.8	$104.9	$95.5	$96.2	$91.2
HD & SD Modern	59.6	57.7	50.5	61.1	67.8
SD Legacy	23.9	25.7	26.6	22.1	27.8
	$186.3	$188.3	$172.6	$179.4	$186.8

Total	$290.6	$256.4	$269.9	$284.9	$243.9

Other
Leased and Managed Rigs	$36.1	$36.7	$37.2	$11.6	$41.4

Valaris Total	$326.7	$293.1	$307.1	$296.5	$285.3

ARO
ARO Total	$117.7	$124.8	$122.7	$117.5	$145.6
Valaris 50% Share (unconsolidated)	58.9	62.4	61.4	58.8	72.8

Adjusted Total (2)	$385.6	$355.5	$368.5	$355.3	$358.1

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ADJUSTED EBITDAR (1)
Active Fleet (1)	$93.0	$82.1	$88.8	$59.1	$163.9
Leased and Managed Rigs (1)	22.2	22.9	22.7	24.0	25.3
	$115.2	$105.0	$111.5	$83.1	$189.2

Stacked Fleet (1) (2)	(12.5)	(17.1)	(17.7)	(31.5)	(55.9)
	$102.7	$87.9	$93.8	$51.6	$133.3

Support costs
General and administrative expense	$27.2	$19.1	$24.3	$26.3	$72.0
Onshore support costs	27.1	29.1	32.2	35.6	37.9
	$54.3	$48.2	$56.5	$61.9	$109.9
Add (subtract):
Merger transaction and integration cost included in contract drilling expense	0.9	0.9	1.9	2.1	50.7

ARO
ARO Total	$17.9	$27.8	$33.4	$46.1	$40.8
Valaris 50% Share (unconsolidated)	9.0	13.9	16.7	23.1	20.4

Adjusted Total (3)	$58.3	$54.5	$55.9	$14.9	$94.5

Reactivation costs (4)	$19.4	$24.0	$11.1	$1.6	$0.9

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Stacked fleet represents the combined total of all preservation and stacking costs.
(3)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).
(4)Reactivation costs, all of which are attributed to the active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$8.9	$(2.5)	$16.1	$5.1	$68.3
Semisubmersibles (1)	8.3	6.5	(1.0)	(11.5)	(9.3)
	$17.2	$4.0	$15.1	$(6.4)	$59.0

Jackups
HD Ultra-Harsh & Harsh (1)	$38.7	$42.3	$31.0	$16.6	$22.5
HD & SD - Modern (1)	15.6	6.7	12.0	10.1	16.3
SD - Legacy (1)	9.0	12.0	13.0	7.3	10.2
	$63.3	$61.0	$56.0	$34.0	$49.0

Total	$80.5	$65.0	$71.1	$27.6	$108.0

Other
Leased and Managed Rigs (1)	$22.2	$22.9	$22.7	$24.0	$25.3

Total	$102.7	$87.9	$93.8	$51.6	$133.3

Support costs
General and administrative expense	$27.2	$19.1	$24.3	$26.3	$72.0
Onshore support costs	27.1	29.1	32.2	35.6	37.9
	$54.3	$48.2	$56.5	$61.9	$109.9
Add (subtract):
Merger transaction and integration cost included in contract drilling expense	0.9	0.9	1.9	2.1	50.7

Valaris Total	$49.3	$40.6	$39.2	$(8.2)	$74.1

ARO
ARO Total	$17.9	$27.8	$33.4	$46.1	$40.8
Valaris 50% Share (unconsolidated)	9.0	13.9	16.7	23.1	20.4

Adjusted Total (2)	$58.3	$54.5	$55.9	$14.9	$94.5

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$8.6	$(2.5)	$16.1	$5.1	$68.3
Semisubmersibles (1)	7.2	6.4	(6.7)	(12.7)	(10.2)
	$15.8	$3.9	$9.4	$(7.6)	$58.1

Jackups
HD Ultra-Harsh & Harsh (1)	$25.1	$22.2	$29.3	$16.5	$22.5
HD & SD - Modern (1)	11.2	2.9	8.3	9.8	16.3
SD - Legacy (1)	9.0	12.0	13.0	7.3	10.2
	$45.3	$37.1	$50.6	$33.6	$49.0

Total	$61.1	$41.0	$60.0	$26.0	$107.1

Other
Leased and Managed Rigs (1)	$22.1	$22.9	$22.7	$24.0	$25.3

Total	$83.2	$63.9	$82.7	$50.0	$132.4

Support costs
General and administrative expense	$27.2	$19.1	$24.3	$26.3	$72.0
Onshore support costs	27.1	29.1	32.2	35.6	37.9
	$54.3	$48.2	$56.5	$61.9	$109.9
Add (subtract):
Merger transaction and integration cost included in contract drilling expense	0.9	0.9	1.9	2.1	50.7

Valaris Total	$29.8	$16.6	$28.1	$(9.8)	$73.2

ARO
ARO Total	$17.9	$27.8	$33.4	$46.1	$40.8
Valaris 50% Share (unconsolidated)	9.0	13.9	16.7	23.1	20.4

Adjusted Total (2)	$38.8	$30.5	$44.8	$13.3	$93.6

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions, unaudited)

	As of
	October 27, 2021	August 2, 2021	March 31, 2021	December 31, 2020	September 30, 2020
CONTRACT BACKLOG (1)
Floaters
Drillships	$1,338.6	$1,102.2	$117.6	$90.0	$129.2
Semisubmersibles	277.9	294.0	171.4	73.7	82.3
	$1,616.5	$1,396.2	$289.0	$163.7	$211.5
Jackups
HD Ultra-Harsh & Harsh	307.6	364.4	403.8	358.7	400.3
HD & SD - Modern	274.5	299.9	180.6	211.8	253.4
SD - Legacy	85.5	102.9	134.4	167.1	176.3
	$667.6	$767.2	$718.8	$737.6	$830.0

Total	$2,284.1	$2,163.4	$1,007.8	$901.3	$1,041.5

Other (2)
Leased and Managed Rigs	$33.9	$60.3	$90.8	$140.1	$178.7

Valaris Total	$2,318.0	$2,223.7	$1,098.6	$1,041.4	$1,220.2

ARO
Owned Rigs	$757.4	$818.7	$869.5	$84.2	$146.7
Leased Rigs	88.7	134.5	192.2	263.3	347.1
ARO Total	$846.1	$953.2	$1,061.7	$347.5	$493.8

Valaris 50% Share of ARO Owned Rigs	378.7	409.4	434.8	42.1	73.4

Adjusted Total (3)	$2,696.7	$2,633.1	$1,533.4	$1,083.5	$1,293.6
(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to final investment decision (FID) and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

(2)Leased rigs and managed rigs included in Other reporting segment.

(3)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO owned rigs.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
AVERAGE DAY RATES (1)
Floaters
Drillships	$189,000	$212,000	$208,000	$214,000	$155,000
Semisubmersibles	191,000	178,000	164,000	160,000	262,000
	$190,000	$197,000	$198,000	$206,000	$190,000
Jackups
HD Ultra-Harsh & Harsh	$124,000	$141,000	$140,000	$120,000	$138,000
HD & SD Modern	77,000	73,000	70,000	74,000	73,000
SD Legacy	74,000	72,000	70,000	55,000	65,000
	$96,000	$99,000	$95,000	$86,000	$93,000

Total	$115,000	$114,000	$116,000	$110,000	$104,000

Other
Leased and Managed Rigs	$31,000	$31,000	$32,000	$6,000	$36,000

Valaris Total	$90,000	$87,000	$89,000	$76,000	$80,000

ARO
Owned Rigs	$99,000	$99,000	$98,000	$116,000	$116,000
Leased Rigs (2)	92,000	93,000	89,000	99,000	91,000
ARO Total	$95,000	$96,000	$93,000	$109,000	$102,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, demobilizations and shipyard contracts.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs average day rates.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	24%	18%	33%	34%	11%
Semisubmersibles	39%	30%	20%	11%	11%
	28%	22%	29%	26%	11%
Jackups
HD Ultra-Harsh & Harsh	72%	58%	50%	44%	48%
HD & SD Modern	43%	43%	40%	37%	41%
SD Legacy	74%	93%	100%	100%	99%
	57%	54%	50%	46%	50%

Total	47%	44%	44%	40%	36%

Other
Leased and Managed Rigs	100%	100%	100%	100%	94%

Valaris Total	56%	54%	54%	50%	45%

Pro Forma Jackups (2)	62%	63%	60%	56%	59%

ARO
Owned Rigs	85%	96%	97%	93%	96%
Leased Rigs (3)	86%	83%	85%	53%	98%
ARO Total	86%	89%	90%	70%	97%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
UTILIZATION - ACTIVE FLEET (1)
Floaters
Drillships	79%	51%	91%	96%	31%
Semisubmersibles	64%	50%	33%	20%	19%
	73%	51%	66%	63%	26%
Jackups
HD Ultra-Harsh & Harsh	84%	82%	92%	67%	78%
HD & SD Modern	75%	74%	84%	68%	82%
SD Legacy	87%	93%	100%	100%	75%
	80%	80%	90%	73%	79%

Total	79%	74%	84%	71%	64%

Other
Leased and Managed Rigs	100%	100%	100%	100%	94%

Valaris Total	84%	81%	89%	78%	72%

Pro Forma Jackups (2)	82%	86%	93%	80%	85%

ARO
Owned Rigs	85%	96%	97%	93%	96%
Leased Rigs (3)	86%	83%	85%	53%	98%
ARO Total	86%	89%	90%	70%	97%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
REVENUE EFFICIENCY (1)
Floaters
Drillships	97.6%	100.0%	95.7%	97.1%	98.3%
Semisubmersibles	96.7%	100.0%	100.0%	100.0%	100.0%
	97.3%	100.0%	98.2%	98.8%	98.9%
Jackups
HD Ultra-Harsh & Harsh	99.5%	100.0%	95.1%	95.7%	92.1%
HD & SD Modern	100.0%	99.8%	99.7%	99.8%	94.3%
SD Legacy	99.0%	96.9%	100.0%	100.0%	100.0%
	99.6%	99.0%	99.3%	99.1%	95.2%

Valaris Total	98.8%	99.3%	98.9%	99.0%	96.0%

ARO
Owned Rigs	98.1%	94.0%	99.7%	99.8%	98.0%
Leased Rigs	96.9%	92.6%	96.0%	94.5%	95.3%
ARO Total	97.4%	93.3%	97.9%	97.8%	96.6%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Active Fleet (1)
Floaters
Drillships	4	4	4	4	5
Semisubmersibles	3	3	3	3	4
	7	7	7	7	9
Jackups
HD Ultra-Harsh & Harsh	10	10	9	9	9
HD & SD Modern	11	11	11	11	11
SD Legacy	3	4	4	4	6
	24	25	24	24	26

Total Active Fleet	31	32	31	31	35

Stacked Fleet
Floaters
Drillships (2)	7	7	7	7	6
Semisubmersibles	2	2	2	2	2
	9	9	9	9	8
Jackups
HD Ultra-Harsh & Harsh	1	2	4	4	4
HD & SD Modern	7	8	8	8	8
SD Legacy	1	—	—	—	—
	9	10	12	12	12

Total Stacked Fleet	18	19	21	21	20

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	5	5	5	5	5
SD Legacy	2	3	3	3	3
Total Leased Rigs	8	9	9	9	9

Valaris Total	57	60	61	61	64

Managed Rigs (3)	2	2	2	2	2

ARO (4)
Owned Rigs	7	7	7	7	7
Leased Rigs	8	9	9	9	9
ARO Total	15	16	16	16	16
(1)Active rigs are defined as rigs that are not preservation stacked.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to purchase through year-end 2023. Prior periods have been revised to conform with the current treatment.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Valaris has a 50% ownership interest in ARO. Rig count for ARO owned rigs excludes two newbuild rigs scheduled to be delivered in 2022. All ARO leased rigs are leased from Valaris and also included in Valaris leased rig count

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)
.

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,196	1,001	990	1,043	1,274
Semisubmersibles	460	455	450	521	628
	1,656	1,456	1,440	1,564	1,902
Jackups
HD Ultra-Harsh & Harsh	1,074	1,153	1,170	1,328	1,196
HD & SD Modern	1,748	1,729	1,710	1,810	1,828
SD Legacy	398	364	360	368	368
	3,220	3,246	3,240	3,506	3,392

Total	4,876	4,702	4,680	5,070	5,294

Other
Leased and Managed Rigs	982	1,001	990	1,012	1,012

Valaris Total	5,858	5,703	5,670	6,082	6,306

ARO
Owned Rigs	644	637	630	644	644
Leased Rigs (2)	798	819	810	828	828
ARO Total	1,442	1,456	1,440	1,472	1,472

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	368	364	360	368	460
Semisubmersibles	276	273	270	276	368
	644	637	630	644	828
Jackups
HD Ultra-Harsh & Harsh	920	819	630	867	736
HD & SD Modern	1,012	1,001	810	982	920
SD Legacy	337	364	360	368	490
	2,269	2,184	1,800	2,217	2,146

Total	2,913	2,821	2,430	2,861	2,974

Other
Leased and Managed Rigs	982	1,001	990	1,012	1,012

Valaris Total	3,895	3,822	3,420	3,873	3,986

ARO
Owned Rigs	644	637	630	644	644
Leased Rigs (2)	798	819	810	828	828
ARO Total	1,442	1,456	1,440	1,472	1,472

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
OPERATING DAYS (1)
Floaters
Drillships	290	185	329	352	142
Semisubmersibles	177	137	90	56	71
	467	322	419	408	213
Jackups
HD Ultra-Harsh & Harsh	770	674	582	579	572
HD & SD Modern	759	742	683	669	750
SD Legacy	294	339	360	367	366
	1,823	1,755	1,625	1,615	1,688

Total	2,290	2,077	2,044	2,023	1,901

Other
Leased and Managed Rigs	982	1,001	990	1,012	951

Valaris Total	3,272	3,078	3,034	3,035	2,852

ARO
Owned Rigs	549	609	609	599	619
Leased Rigs (2)	687	684	687	437	814
ARO Total	1,236	1,293	1,296	1,036	1,433

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($s in millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
DRILLSHIPS

Adjusted revenues (1)	$54.6	$38.4	$66.4	$71.1	$28.9
Adjusted operating expense (2)	46.8	41.6	52.8	62.0	77.6

Rig operating margin	7.8	(3.2)	13.6	9.1	(48.7)
Rig operating margin %	14%	(8)%	20%	13%	(169)%

Other operating expenses
Depreciation	10.5	21.4	43.0	42.8	42.4
Loss on impairment	—	—	—	—	—
	$10.5	$21.4	$43.0	$42.8	$42.4

Other operating income (expense) (3)	(7.7)	(8.8)	(3.2)	(6.9)	106.7

Operating income (loss)	$(10.4)	$(33.4)	$(32.6)	$(40.6)	$15.6

Adjusted EBITDA (4)	$8.6	$(2.5)	$16.1	$5.1	$68.3
Reactivation costs (5)	0.3	—	—	—	—
Adjusted EBITDAR	$8.9	$(2.5)	$16.1	$5.1	$68.3

Preservation and stacking costs (5)	$8.3	$8.9	$11.3	$16.3	$33.9

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	11
Active Fleet	4	4	4	4	5

Operating Days	290	185	329	352	142
Utilization - Active Fleet	79%	51%	91%	96%	31%
Average Day Rate	$189,000	$212,000	$208,000	$214,000	$155,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items. Other operating income in the quarter ended September 30, 2020 primarily relates to loss of hire insurance for VALARIS DS-8 following termination of a contract.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($s in millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
SEMISUBMERSIBLES

Adjusted revenues (1)	$32.7	$23.7	$14.1	$9.4	$18.9
Adjusted operating expense (2)	25.9	17.4	20.9	21.8	30.1

Rig operating margin	6.8	6.3	(6.8)	(12.4)	(11.2)
Rig operating margin %	21%	27%	(48)%	(132)%	(59)%

Other operating expenses
Depreciation	0.8	2.2	12.9	12.7	13.2
Loss on impairment	—	—	756.5	—	—
	$0.8	$2.2	$769.4	$12.7	$13.2

Other operating income (expense) (3)	(5.4)	(5.9)	(5.1)	(4.9)	(0.1)

Operating income (loss)	$0.6	$(1.8)	$(781.3)	$(30.0)	$(24.5)

Adjusted EBITDA (4)	$7.2	$6.4	$(6.7)	$(12.7)	$(10.2)
Reactivation costs (5)	1.1	0.1	5.7	1.2	0.9
Adjusted EBITDAR	$8.3	$6.5	$(1.0)	$(11.5)	$(9.3)

Preservation and stacking costs (5)	$1.4	$1.4	$1.6	$3.6	$7.9

Number of Rigs (at quarter end)
Total Fleet	5	5	5	5	6
Active Fleet	3	3	3	3	4

Operating Days	177	137	90	56	71
Utilization - Active Fleet	64%	50%	33%	20%	19%
Average Day Rate	$191,000	$178,000	$164,000	$160,000	$262,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($s in millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted revenues (1)	$90.8	$90.3	$82.4	$76.4	$80.4
Adjusted operating expense (2)	68.8	71.3	55.2	62.2	60.0

Rig operating margin	22.0	19.0	27.2	14.2	20.4
Rig operating margin %	24%	21%	33%	19%	25%

Other operating expenses
Depreciation	8.0	13.7	26.9	27.4	26.7
Loss on impairment	—	—	—	—	—
	$8.0	$13.7	$26.9	$27.4	$26.7

Other operating income (expense) (3)	(1.7)	3.4	(1.7)	(5.7)	(7.6)

Operating income (loss)	$12.3	$8.7	$(1.4)	$(18.9)	$(13.9)

Adjusted EBITDA (4)	$25.1	$22.2	$29.3	$16.5	$22.5
Reactivation costs (5)	13.6	20.1	1.7	0.1	—
Adjusted EBITDAR	$38.7	$42.3	$31.0	$16.6	$22.5

Preservation and stacking costs (5)	$0.1	$1.3	$2.8	$4.2	$6.0

Number of Rigs (at quarter end)
Total Fleet	11	12	13	13	13
Active Fleet	10	10	9	9	9

Operating Days	770	674	582	579	572
Utilization - Active Fleet	84%	82%	92%	67%	78%
Average Day Rate	$124,000	$141,000	$140,000	$120,000	$138,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($s in millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
HD & SD MODERN JACKUPS

Adjusted revenues (1)	$53.3	$49.8	$44.7	$51.6	$60.4
Adjusted operating expense (2)	44.9	49.2	38.8	45.1	46.4

Rig operating margin	8.4	0.6	5.9	6.5	14.0
Rig operating margin %	16%	1%	13%	13%	23%

Other operating expenses
Depreciation	3.0	9.6	22.4	22.5	22.4
Loss on impairment	—	—	—	—	—
	$3.0	$9.6	$22.4	$22.5	$22.4

Other operating income (expense) (3)	(3.3)	(2.6)	(4.9)	(6.0)	(7.0)

Operating income (loss)	$2.1	$(11.6)	$(21.4)	$(22.0)	$(15.4)

Adjusted EBITDA (4)	$11.2	$2.9	$8.3	$9.8	$16.3
Reactivation costs (5)	4.4	3.8	3.7	0.3	—
Adjusted EBITDAR	$15.6	$6.7	$12.0	$10.1	$16.3

Preservation and stacking costs (5)	$0.5	$5.5	$2.0	$7.4	$8.1

Number of Rigs (at quarter end)
Total Fleet	18	19	19	19	19
Active Fleet	11	11	11	11	11

Operating Days	759	742	683	669	750
Utilization - Active Fleet	75%	74%	84%	68%	82%
Average Day Rate	$77,000	$73,000	$70,000	$74,000	$73,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($s in millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
SD LEGACY JACKUPS

Adjusted revenues (1)	$22.6	$23.5	$24.6	$19.4	$25.5
Adjusted operating expense (2)	14.2	11.8	12.1	12.3	15.9

Rig operating margin	8.4	11.7	12.5	7.1	9.6
Rig operating margin %	37%	50%	51%	37%	38%

Other operating expenses
Depreciation	0.9	1.6	2.8	2.7	3.5
Loss on impairment	—	—	—	—	—
	$0.9	$1.6	$2.8	$2.7	$3.5

Other operating income (expense) (3)	(1.3)	(2.1)	(1.8)	(1.2)	(2.9)

Operating income (loss)	$6.2	$8.0	$7.9	$3.2	$3.2

Adjusted EBITDA (4)	$9.0	$12.0	$13.0	$7.3	$10.2
Reactivation costs (5)	—	—	—	—	—
Adjusted EBITDAR	$9.0	$12.0	$13.0	$7.3	$10.2

Preservation and stacking costs (5)	$2.3	$—	$—	$—	$—

Number of Rigs (at quarter end)
Total Fleet	4	4	4	4	6
Active Fleet	3	4	4	4	6

Operating Days	294	339	360	367	366
Utilization - Active Fleet	87%	93%	100%	100%	75%
Average Day Rate	$74,000	$72,000	$70,000	$55,000	$65,000

(1)Revenues exclusive of amortization and reimbursable items.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense, gain or loss on sale of assets and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions, unaudited)

	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Cash	$309.0	$318.2	$275.4	$237.7	$270.5
Other current assets	98.0	81.7	89.2	120.9	121.4
Non-current assets	776.1	782.8	789.0	804.0	898.2
Total assets	$1,183.1	$1,182.7	$1,153.6	$1,162.6	$1,290.1

Current liabilities	$77.1	$74.9	$52.3	$70.8	$230.8
Non-current liabilities	951.0	950.3	952.1	950.8	940.8
Total liabilities	$1,028.1	$1,025.2	$1,004.4	$1,021.6	$1,171.6

Shareholders' equity	$155.0	$157.5	$149.2	$141.0	$118.5

Total liabilities and shareholders' equity	$1,183.1	$1,182.7	$1,153.6	$1,162.6	$1,290.1

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions, unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Revenues	$117.7	$124.8	$122.7	$117.5	$145.6
Operating expenses
Contract drilling (exclusive of depreciation)	94.4	92.7	86.3	68.4	99.0
Depreciation	16.8	14.6	16.1	13.7	14.8
General and administrative	5.4	4.3	3.0	3.0	5.8
Operating income	$1.1	$13.2	$17.3	$32.4	$26.0
Other expense, net	3.4	3.1	4.5	6.7	6.7
Provision (benefit) for income taxes	0.2	1.9	4.5	19.6	(6.1)
Net income (loss)	$(2.5)	$8.2	$8.3	$6.1	$25.4

EBITDA	$17.9	$27.8	$33.4	$46.1	$40.8

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted EBITDA and adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net loss from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, (gain) loss on asset disposals, merger transaction and integration costs and lease modification adjustment. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Loss to Adjusted EBITDA
A reconciliation of net loss as reported to Adjusted EBITDA is included in the tables below (in millions):

	Successor		Predecessor	Combined (Non-GAAP)
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021

VALARIS
Net loss	$(52.8)	$(4.1)	$(3,556.2)	$(3,560.3)
Add (subtract):
Income tax expense (benefit)	53.3	15.1	(15.5)	(0.4)
Interest expense	11.3	8.0	1.1	9.1
Reorganization items	6.5	4.1	3,532.4	3,536.5
Other income	(14.9)	(13.5)	0.2	(13.3)
Operating income (loss)	3.4	9.6	(38.0)	(28.4)
Add (subtract):
Depreciation expense	24.4	16.6	37.5	54.1
Amortization, net (1)	3.1	(0.3)	(0.2)	(0.5)
Merger transaction and integration costs	1.8	1.0	0.9	1.9
Equity in (earnings) losses of ARO	(2.6)	(4.8)	(1.2)	(6.0)
(Gain) loss on asset disposals	(0.3)	0.1	(4.6)	(4.5)
Adjusted EBITDA	$29.8	$22.2	$(5.6)	$16.6
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

ARO
Net Income	$(2.5)	$8.2	$8.3	$6.1	$25.4
Add (subtract):
Income tax expense (benefit)	0.2	1.9	4.5	19.6	(6.1)
Other expense, net	3.4	3.1	4.5	6.7	6.7
Operating income	$1.1	$13.2	$17.3	$32.4	$26.0

Add (subtract):
Depreciation expense	16.8	14.6	16.1	13.7	14.8
EBITDA	$17.9	$27.8	$33.4	$46.1	$40.8

Reconciliation of Successor and Predecessor Periods to Combined Non-GAAP Period
A reconciliation of the two months ended June 30, 2021 (Successor period) and one month ended April 30, 2021 (Predecessor period) to the three months ended June 30, 2021 (Combined second quarter):

		Second Quarter
	Floaters			Jackups			ARO			Other			Reconciling Items			Consolidated Total
	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)	Successor	Predecessor	Combined (Non-GAAP)
(in millions of $, except %)	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021

Revenues	49.7	18.4	68.1	128.5	59.8	188.3	84.0	40.8	124.8	24.6	12.1	36.7	(84.0)	(40.8)	(124.8)	202.8	90.3	293.1
Operating expenses
Contract drilling	45.2	21.7	66.9	95.5	48.8	144.3	62.9	29.8	92.7	9.2	4.7	13.9	(44.1)	(19.4)	(63.5)	168.7	85.6	254.3
Depreciation	7.9	15.9	23.8	7.8	17.3	25.1	9.7	4.9	14.6	0.8	3.5	4.3	(9.6)	(4.1)	(13.7)	16.6	37.5	54.1
General and admin.	—	—	—	—	—	—	3.1	1.2	4.3	—	—	—	9.6	5.2	14.8	12.7	6.4	19.1
Equity in earnings of ARO	—	—	—	—	—	—	—	—	—	—	—	—	4.8	1.2	6.0	4.8	1.2	6.0
Operating income (loss)	(3.4)	(19.2)	(22.6)	25.2	(6.3)	18.9	8.3	4.9	13.2	14.6	3.9	18.5	(35.1)	(21.3)	(56.4)	9.6	(38.0)	(28.4)

Reconciliation of Operating Income (Loss) to Adjusted EBITDAR

(In millions)	Successor		Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
ACTIVE FLEET
Operating income (loss)	$28.6	$20.3	$(21.2)	$(0.9)	$(432.7)	$(33.5)	$55.9
Add (subtract):
Reactivation costs	19.4	17.3	6.7	24.0	11.1	1.6	0.9
Depreciation and amortization, net	20.7	11.9	19.0	30.9	62.0	56.0	67.5
Loss on impairment	—	—	—	—	419.2	—	—
(Gain) loss on sale of assets	(1.4)	(0.1)	0.5	0.4	(1.4)	(3.2)	(0.6)
Support and other costs	25.7	17.9	9.8	27.7	30.6	38.2	40.2
Adjusted EBITDAR (1)	$93.0	$67.3	$14.8	$82.1	$88.8	$59.1	$163.9

LEASED AND MANAGED RIGS
Operating income (loss)	$18.7	$13.0	$2.6	$15.6	$7.7	$(19.9)	$10.7
Add (subtract):
Depreciation and amortization, net	1.2	0.9	3.9	4.8	12.3	12.3	12.2
(Gain) loss on sale of assets	(0.2)	—	—	—	(0.1)	—	—
Support and other costs	2.5	1.7	0.8	2.5	2.8	31.6	2.4
Adjusted EBITDAR (1)	$22.2	$15.6	$7.3	$22.9	$22.7	$24.0	$25.3

STACKED FLEET
Operating income (loss)	$(17.4)	$(15.6)	$(13.6)	$(29.2)	$(396.1)	$(74.8)	$(90.9)
Add (subtract):
Depreciation and amortization, net	5.1	3.3	13.7	17.0	41.1	43.3	42.7
Loss on impairment	—	—	—	—	337.3	—	—
(Gain) loss on sale of assets	(0.2)	0.3	(5.2)	(4.9)	—	—	(7.7)
Support and other costs	—	—	—	—	—	—	—
Adjusted EBITDAR (1)	$(12.5)	$(12.0)	$(5.1)	$(17.1)	$(17.7)	$(31.5)	$(55.9)

VALARIS TOTAL
Operating income (loss)	$29.9	$17.7	$(32.2)	$(14.5)	$(821.1)	$(128.2)	$(24.3)
Add (subtract):
Reactivation costs	19.4	17.3	6.7	24.0	11.1	1.6	0.9
Depreciation and amortization, net	27.0	16.1	36.6	52.7	115.4	111.6	122.4
Loss on impairment	—	—	—	—	756.5	—	—
(Gain) loss on sale of assets	(1.8)	0.2	(4.7)	(4.5)	(1.5)	(3.2)	(8.3)
Support and other costs	28.2	19.6	10.6	30.2	33.4	69.8	42.6
Adjusted EBITDAR (1)	$102.7	$70.9	$17.0	$87.9	$93.8	$51.6	$133.3
(1)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor		Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
DRILLSHIPS
Operating revenues	$67.5	$28.9	$13.7	$42.6	$81.0	$93.8	$35.4
Add (subtract):
Reimbursable revenues	(7.1)	(2.4)	(1.3)	(3.7)	(7.4)	(11.5)	(5.5)
Amortized revenues	(5.8)	—	(0.5)	(0.5)	(7.2)	(11.2)	(1.0)
Adjusted revenues	$54.6	$26.5	$11.9	$38.4	$66.4	$71.1	$28.9

Operating expenses	$77.9	$39.8	$36.2	$76.0	$113.6	$134.4	$137.9
Add (subtract):
Depreciation and amortization	(17.0)	(7.2)	(15.3)	(22.5)	(46.6)	(45.5)	(43.3)
Gain (loss) on sale of assets	0.5	0.1	(0.2)	(0.1)	0.5	—	(0.4)
Reimbursable expenses	(6.5)	(2.2)	(1.0)	(3.2)	(5.0)	(9.5)	(4.9)
Support and other costs	(8.1)	(5.5)	(3.1)	(8.6)	(9.7)	(17.4)	(11.7)
Adjusted operating expenses	$46.8	$25.0	$16.6	$41.6	$52.8	$62.0	$77.6

Operating income (loss)	$(10.4)	$(10.9)	$(22.5)	$(33.4)	$(32.6)	$(40.6)	$15.6
Add (subtract):
Depreciation and amortization, net	11.2	7.2	14.8	22.0	39.4	34.3	42.3
(Gain) loss on sale of assets	(0.5)	(0.1)	0.2	0.1	(0.5)	—	0.4
Support and other costs	8.3	5.7	3.1	8.8	9.8	11.4	10.0
Adjusted EBITDA (1)	$8.6	$1.9	$(4.4)	$(2.5)	$16.1	$5.1	$68.3

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor		Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
SEMISUBMERSIBLES
Operating revenues	$36.8	$20.9	$4.7	$25.6	$16.3	$11.8	$21.7
Add (subtract):
Reimbursable revenues	(3.1)	(1.8)	(0.1)	(1.9)	(2.2)	(2.4)	(3.3)
Amortized revenues	(1.0)	—	—	—	—	—	0.5
Adjusted revenues	$32.7	$19.1	$4.6	$23.7	$14.1	$9.4	$18.9

Operating expenses	$36.3	$21.5	$5.9	$27.4	$797.6	$41.8	$46.2
Add (subtract):
Depreciation and amortization	(3.4)	(1.9)	(1.6)	(3.5)	(13.0)	(12.7)	(12.8)
Loss on impairment	—	—	—	—	(756.5)	—	—
Gain (loss) on sale of assets	0.2	—	(0.1)	(0.1)	0.2	0.7	7.5
Reimbursable expenses	(2.8)	(1.5)	(0.2)	(1.7)	(2.1)	(2.4)	(2.7)
Support and other costs	(4.4)	(3.0)	(1.7)	(4.7)	(5.3)	(5.6)	(8.1)
Adjusted operating expenses	$25.9	$15.1	$2.3	$17.4	$20.9	$21.8	$30.1

Operating income (loss)	$0.6	$(0.6)	$(1.2)	$(1.8)	$(781.3)	$(30.0)	$(24.5)
Add (subtract):
Depreciation and amortization, net	2.4	1.9	1.6	3.5	13.0	12.7	13.3
Loss on impairment	—	—	—	—	756.5	—	—
(Gain) loss on sale of assets	(0.2)	—	0.1	0.1	(0.2)	(0.7)	(7.5)
Support and other costs	4.4	2.9	1.7	4.6	5.3	5.3	8.5
Adjusted EBITDA (1)	$7.2	$4.2	$2.2	$6.4	$(6.7)	$(12.7)	$(10.2)

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor		Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
HD ULTRA-HARSH & HARSH JACKUPS
Operating revenues	$102.8	$70.9	$34.0	$104.9	$95.5	$96.2	$91.2
Add (subtract):
Reimbursable revenues	(11.6)	(9.1)	(4.2)	(13.3)	(9.7)	(17.3)	(8.1)
Amortized revenues	(0.4)	(0.2)	(1.1)	(1.3)	(3.4)	(2.5)	(2.7)
Adjusted revenues	$90.8	$61.6	$28.7	$90.3	$82.4	$76.4	$80.4

Operating expenses	$90.5	$59.4	$36.8	$96.2	$96.9	$115.1	$105.1
Add (subtract):
Depreciation and amortization	(8.2)	(5.0)	(9.0)	(14.0)	(28.8)	(28.3)	(29.5)
Gain (loss) on sale of assets	0.4	(0.3)	5.1	4.8	0.3	0.1	—
Reimbursable expenses	(8.8)	(6.8)	(3.2)	(10.0)	(7.6)	(15.1)	(6.1)
Support and other costs	(5.1)	(3.7)	(2.0)	(5.7)	(5.6)	(9.6)	(9.5)
Adjusted operating expenses	$68.8	$43.6	$27.7	$71.3	$55.2	$62.2	$60.0

Operating income (loss)	$12.3	$11.5	$(2.8)	$8.7	$(1.4)	$(18.9)	$(13.9)
Add (subtract):
Depreciation and amortization, net	7.8	4.8	7.9	12.7	25.4	25.8	26.8
(Gain) loss on sale of assets	(0.4)	0.3	(5.1)	(4.8)	(0.3)	(0.1)	—
Support and other costs	5.4	3.6	2.0	5.6	5.6	9.7	9.6
Adjusted EBITDA (1)	$25.1	$20.2	$2.0	$22.2	$29.3	$16.5	$22.5

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor		Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
HD & SD MODERN JACKUPS
Operating revenues	$59.6	$40.7	$17.0	$57.7	$50.5	$61.2	$67.8
Add (subtract):
Reimbursable revenues	(5.9)	(3.5)	(2.3)	(5.8)	(4.2)	(7.8)	(5.3)
Amortized revenues	(0.4)	(1.6)	(0.5)	(2.1)	(1.6)	(1.8)	(2.1)
Adjusted revenues	$53.3	$35.6	$14.2	$49.8	$44.7	$51.6	$60.4

Operating expenses	$57.5	$41.3	$28.0	$69.3	$71.9	$83.2	$83.2
Add (subtract):
Depreciation and amortization	(3.6)	(2.2)	(8.1)	(10.3)	(24.5)	(25.7)	(26.7)
Gain (loss) on sale of assets	0.4	—	(0.1)	(0.1)	0.3	0.5	1.2
Reimbursable expenses	(3.2)	(2.2)	(1.2)	(3.4)	(1.8)	(4.8)	(3.1)
Support and other costs	(6.2)	(4.1)	(2.2)	(6.3)	(7.1)	(8.1)	(8.2)
Adjusted operating expenses	$44.9	$32.8	$16.4	$49.2	$38.8	$45.1	$46.4

Operating income (loss)	$2.1	$(0.6)	$(11.0)	$(11.6)	$(21.4)	$(22.0)	$(15.4)
Add (subtract):
Depreciation and amortization, net	3.2	0.6	7.6	8.2	22.9	23.9	24.6
(Gain) loss on sale of assets	(0.4)	—	0.1	0.1	(0.3)	(0.5)	(1.2)
Support and other costs	6.3	4.0	2.2	6.2	7.1	8.4	8.3
Adjusted EBITDA (1)	$11.2	$4.0	$(1.1)	$2.9	$8.3	$9.8	$16.3

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor		Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
SD LEGACY JACKUPS
Operating revenues	$23.9	$16.8	$8.8	$25.6	$26.6	$22.0	$27.8
Add (subtract):
Reimbursable revenues	(1.3)	(1.4)	(0.5)	(1.9)	(1.5)	(1.9)	(1.3)
Amortized revenues	—	—	(0.2)	(0.2)	(0.5)	(0.7)	(1.0)
Adjusted revenues	$22.6	$15.4	$8.1	$23.5	$24.6	$19.4	$25.5

Operating expenses	$17.8	$11.5	$6.1	$17.6	$18.7	$18.8	$24.6
Add (subtract):
Depreciation and amortization	(0.9)	(0.7)	(1.0)	(1.7)	(2.9)	(3.3)	(4.2)
Gain (loss) on sale of assets	0.1	—	—	—	0.1	1.9	—
Reimbursable expenses	(0.9)	(1.2)	(0.4)	(1.6)	(1.0)	(1.7)	(0.7)
Support and other costs	(1.9)	(1.7)	(0.8)	(2.5)	(2.8)	(3.4)	(3.8)
Adjusted operating expenses	$14.2	$7.9	$3.9	$11.8	$12.1	$12.3	$15.9

Operating income (loss)	$6.2	$5.3	$2.7	$8.0	$7.9	$3.2	$3.2
Add (subtract):
Depreciation and amortization, net	0.9	0.7	0.8	1.5	2.4	2.6	3.2
(Gain) loss on sale of assets	(0.1)	—	—	—	(0.1)	(1.9)	—
Support and other costs	2.0	1.7	0.8	2.5	2.8	3.4	3.8
Adjusted EBITDA (1)	$9.0	$7.7	$4.3	$12.0	$13.0	$7.3	$10.2

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.